As filed with the Securities and Exchange Commission on April 21, 2003
                                             Registration No. 333-56362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W.W. GRAINGER, INC.
(Exact Name of Registrant as Specified in its Charter)

Illinois	36-1150280
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Grainger Parkway Lake Forest, Illinois (Address of Principal Executive Offices)	60045-5201 (Zip Code)

W.W. Grainger, Inc.

Executive Stock Purchase Program
(Full Title of the Plan)

John L. Howard
General Counsel
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(Name and Address of Agent For Service)

(847) 535-1000
(Telephone Number, Including Area Code, of Agent For Service)

POST-EFFECTIVE AMENDMENT

     The Registrant hereby amends the Registration Statement to remove from registration 462,980 shares of common stock, par value $0.50 per share, which remained unsold at the termination of the offering.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, on the 21st day of April, 2003.

W. W. GRAINGER, INC.

By: /s/ John L. Howard

   John L. Howard
   General Counsel and Agent for Service

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